UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 29, 2015 (April 29, 2015)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, Valeant Pharmaceuticals International, Inc. (the “Company”) announced that Howard B. Schiller intends to resign as Executive Vice President and Chief Financial Officer, effective at such time that his successor is appointed. Mr. Schiller will continue to serve on the Company’s Board of Directors (the “Board”) and, with the Board’s continued recommendation of Mr. Schiller as a nominee for re-election to the Board, Mr. Schiller intends to stand for re-election at the Company’s 2015 annual shareholder meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated April 29, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: April 29, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated April 29, 2015.